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                                 HILL & BARLOW
                           A Professional Corporation
                            One International Place
                       Boston, Massachusetts  02110-2607
                             Telephone 617-428-3000
                             Facsimile 617-428-3500

ANDREA M. TEICHMAN
Direct Line:  617-428-3540

                                                            May 14, 1996



The Registry, Inc.
189 Wells Avenue
Newton, MA  02159

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 dated April 11, 1996 (S.E.C. File No. 333-3366), as amended by Amendment No. 1 dated May 14, 1996 (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an aggregate of 2,530,000 shares of common stock, no par value per share (the "Shares"), of The Registry, Inc., a Massachusetts corporation (the "Company"), of which 2,230,000 shares are to be offered by the Company and 300,000 shares are to be offered by the sole stockholder of the Company (the "Selling Stockholder"), including 330,000 shares of common stock subject to an over-allotment option granted by the Company to the Underwriters (as defined below). The Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholder, and Adams, Harkness & Hill, Inc. and A.G. Edwards & Sons, Inc. as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters").

     We have acted as counsel for the Company and as special counsel for the Selling Stockholder in connection with the sale by the Company and the Selling Stockholder of the Shares. We have examined and relied upon (i) signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, (ii) the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (iii) copies of the Restated Articles of Organization and By-Laws of the Company, and all amendments thereto, and (iv) originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Shares to be issued and sold by the Company and to be sold by the Selling Stockholder have been duly authorized by all necessary corporate action of the Company, and, when issued and sold by the Company and sold by the Selling Stockholder in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." We also hereby consent to the incorporation by reference of this opinion in any subsequent registration statement for the same Offering that may be filed under Rule 462(b) of the Act.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                    Very truly yours,

                                    HILL & BARLOW,
                                    a Professional Corporation


                                    By:  /s/ Andrea M. Teichman
                                      -------------------------

                                        Andrea M. Teichman,
                                        a member of the firm